Exhibit 10.50

February 2, 2004

Mr. Ziad Ghandour

Principal

TI Capital Management

9200 Sunset Blvd

Penthouse 2

Los Angeles, CA 90069

Dear Ziad:

This Amendment to our Letter Agreement dated October 3, 2003 (“Letter Agreement”) between Syntroleum Corporation (“Syntroleum”) and TI Capital Management (“Consultant”), as amended by the Letter Agreement dated October 15, 2003, is entered into effective February 2, 2004.

Syntroleum, Consultant and Mr. Ziad Ghandour hereby agree to amend and restate the terms of the Letter Agreement as follows:

A.	Term and Termination

The term of this Letter Agreement shall commence retroactively as of October 1, 2003 and continue through September 30, 2005. Syntroleum may terminate this Letter Agreement on September 30, 2004 by providing written notice of termination to Consultant on or before September 1, 2004.

B.	Scope Items

Syntroleum engages Consultant for two years beginning October 1, 2003 for certain consulting services to include but not be limited to:

Scope Item 1.

Arranging meetings relating to and assisting in the negotiation of the execution of one or more agreements between Syntroleum and Saudi Aramco, Repsol YPF, S.A., Dragados Industrial, S.A., their designated affiliates or another party approved by Syntroleum;

Scope Item 2.	Syntroleum will have access to offices and facilities in Spain, Saudi Arabia, Qatar, and Syntroleum can have use the services of these offices including support staff and secretarial services; and

Scope Item 3.

Mr. Ziad Ghandour will have 1 senior and 1 junior employee dedicated to this project. Syntroleum can use their services in Europe and the Middle East. Those executives will be available to follow up on the

Exhibit 10.50

above projects or any other project that Syntroleum may want to pursue in the region.

Additional Scope Items may be added in the future and will incorporate compensation terms to be agreed to by the Parties at that time.

C.	Common Stock and Warrants

The parties acknowledge that Syntroleum sold to Mr. Ziad Ghandour, a total of 400,000 shares of Syntroleum common stock at a purchase price of $4.50 per share on October 15, 2003.

In addition, subject to the approval of the shareholders of Syntroleum, Syntroleum shall issue to Mr. Ziad Ghandour the following warrants to purchase shares of Syntroleum common stock (the “Warrants”):

1.	Warrants to purchase 170,000 shares of Syntroleum common stock at an exercise price of $5 per share exercisable from the date of such shareholder approval until November 4, 2007;

2.	Warrants to purchase 500,000 shares of Syntroleum common stock at an exercise price of $[ ] [closing sale price on the date this agreement is approved by the board of directors of Syntroleum] per share exercisable (a) from the later of (i) the date of such shareholder approval, (ii) the execution prior to the termination of this Letter Agreement of an agreement with Repsol YPF, S.A., Saudi Aramco, their designated affiliates or another party approved by Syntroleum with terms that Syntroleum and Mr. Ziad Ghandour mutually agree shall result in the exercisability of such Warrants, or (iii) October 1, 2004 (b) until November 4, 2007.

3.	Warrants to purchase 500,000 shares of Syntroleum common stock at an exercise price of $4.50 per share exercisable (a) from the later of (i) the date of such shareholder approval or (ii) the execution prior to the termination of this Letter Agreement of an agreement with Dragados Industrial, S.A. its designated affiliates or another party approved by Syntroleum with terms that Syntroleum and Mr. Ziad Ghandour mutually agree shall result in the exercisability of such Warrants (b) until November 4, 2007;

Exhibit 10.50

Syntroleum and Mr. Ziad Ghandour shall enter into a Warrant Agreement substantially in the form of Exhibit A hereto with respect to such Warrants and an amendment to the Registration Rights Agreement substantially in the form of Exhibit B hereto. It is understood that such Warrant Agreement shall supercede and replace the Option Agreement dated October 15, 2003 between Syntroleum and Mr. Ziad Ghandour and that such Option Agreement shall be of no further effect.

Syntroleum agrees to use its reasonable commercial efforts to submit a proposal to approve the issuance of the Warrants to Mr. Ziad Ghandour at the next meeting of stockholders which is currently scheduled for April 26, 2004.

It is understood that Syntroleum will not exercise its right to terminate this Agreement or one of the business projects for the purpose of avoiding causing the Warrants to become exercisable. However, Syntroleum’s determination of whether to enter into any agreement or to agree that any agreement results in the exercisability of any Warrants shall be in Syntroleum’s sole discretion.

D.	Expenses

Syntroleum agrees to reimburse Consultant, upon request made from time to time, for its reasonable out-of–pocket expenses incurred in connection with the services provided under this Letter Agreement; provided that such expenses shall not exceed any limit set from time to time by Syntroleum.

E.	Miscellaneous

All information which Consultant presently has or which may come into Consultant’s possession during the engagement relative to the business activities of Syntroleum or its affiliates and subsidiaries (the “Confidential Information”) that is of a secret or confidential nature shall remain the property of Syntroleum. Consultant shall not, during the engagement or thereafter, disclose to others or use for the benefit of others or itself any such information so long as such information is treated as secret or confidential by Syntroleum. For purposes of this Agreement, “Confidential Information” includes both information disclosed to Consultant by Syntroleum, or by a third party authorized by Syntroleum, and information developed by Consultant in the course of providing services to Syntroleum. The types and categories of information which are considered to be Confidential Information include, without limitation: (a) specifications, descriptions, designs, (including chemical composition and formulae) plans, blueprints, and design packages; (b) design, construction and component costs and cost estimates; (c) the existence, terms or conditions of any agreements (including license, joint development and project development agreements) between Syntroleum and any third party; (d) computer programs and models and the ideas, systems and methods contained in such programs; (e) information concerning or resulting from research and development work performed by Syntroleum; (f) information concerning Syntroleum’s management, financial condition, financial operations, purchasing, sales, marketing, licensing, or joint development activities and business plans; (g) information acquired or compiled by Syntroleum concerning actual or potential

Exhibit 10.50

customers, licensees and joint development partners; and (h) all other types and categories of information (in whatever form) marked “Confidential” or that Consultant knows or has reason to know that Syntroleum intends or expects secrecy to be maintained and that Syntroleum has made reasonable efforts to maintain its secrecy.

Consultant represents and warrants that it is in compliance with all applicable federal, state, local laws, rules and regulations, including ethics rules governing conflicts of interest. In particular, Consultant acknowledges that it and Syntroleum are subject to the Foreign Corrupt Practices Act (“FCPA”). In performing its obligations hereunder, Consultant and its owners, employees and agents will conduct no activities which might cause Syntroleum, or any of its affiliates, owners, agents, or employees to be in violation, directly or indirectly, of the FCPA; the violation of this provision shall give Syntroleum the right to cancel this agreement. Consultant further represents and warrants that it is qualified under all applicable laws, rules and regulations to perform the services rendered or to be rendered under this agreement.

Syntroleum shall not be liable or responsible to any third party for any of Consultant’s acts under this agreement, or for the actions of any of Consultant’s employees or agents in the performance of such acts. Consultant agrees to and does hereby indemnify Syntroleum, its directors, employees and officers, from and against those claims, causes of action, liabilities, costs or expenses, including reasonable attorneys’ fees finally awarded, attributable to bodily injury, death or property damage, which Syntroleum may incur or which may be asserted against Syntroleum as a direct or indirect result of Consultant’s activities during the performance of this agreement. Consultant shall not be liable or responsible to any third party for any of Syntroleum’s acts under this agreement, or for the actions of Syntroleum’s employees or agents in the performance of such acts. Syntroleum agrees to and does hereby indemnify Consultant, its directors, employees and officers, from and against those claims, causes of action, liabilities, costs or expenses, including reasonable attorneys’ fees finally awarded, attributable to bodily injury, death or property damage, which Consultant may incur or which may be asserted against Consultant as a direct or indirect result of Syntroleum’s activities during the performance of this agreement.

Mr. Ziad Ghandour acknowledges that the 400,000 shares of Syntroleum common stock referred to herein, the Warrants and the shares of Syntroleum common stock issuable upon exercise of such Warrants (collectively, the “Securities”) are “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act of 1933, as amended (the “Securities Act”). He agrees that he has not and will not make any offer, sale or other transfer of the Securities by any means which would not comply with applicable law or this agreement or which would otherwise impose upon Syntroleum any obligation to satisfy any public filing or registration requirement. He further agrees that he will not offer, sell or transfer the Securities unless:

(a)	there is then in effect a registration statement under the Securities Act covering such proposed disposition (the “Registration Statement”) and such disposition is made in accordance with the Registration Statement; or

Exhibit 10.50

(b)	he shall have notified Syntroleum of the proposed disposition and shall have furnished Syntroleum with a statement of the circumstances surrounding the proposed disposition, and, if requested by Syntroleum, he shall have furnished Syntroleum with an opinion of counsel, reasonably satisfactory to Syntroleum that such disposition is exempt from registration of such Securities under the Securities Act or any applicable state, foreign or other securities laws.

Mr. Ziad Ghandour acknowledges that Syntroleum is under no obligation to aid him in obtaining any exemption from registration requirements in connection with a proposed disposition. He understands and agrees that any disposition of the Securities in violation of this Agreement shall be null and void, and that no transfer of the Securities shall be made by Syntroleum or the transfer agent for Syntroleum’s common stock upon Syntroleum’s stock transfer books or records unless and until there has been compliance with the terms of this agreement, the Securities Act, any applicable state and foreign securities law and any other laws. He agrees that he will not transfer the Securities, other than pursuant to a Registration Statement or in a transaction that complies with Rule 144, unless the transferee agrees to be bound by the restrictions on transfer contained herein.

Each certificate representing (i) the Securities and (ii) any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SYNTROLEUM RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT.

Mr. Ziad Ghandour consents to Syntroleum making a notation on its records and giving instructions to any transfer agent of Syntroleum’s common stock in order to implement the restrictions on transfer established in this agreement.

Mr. Ziad Ghandour represents and warrants to Syntroleum as follows:

(a) Experience; Accredited Investor. He is a sophisticated investor and has experience in evaluating and investing in private placement transactions of securities in companies similar to Syntroleum so that he is capable of evaluating the merits and risks

Exhibit 10.50

of his investment in Syntroleum and has the capacity to protect his own interests. Further, he recognizes that an investment in Syntroleum is highly speculative and involves significant risks (including those identified in the Syntroleum’s filings with the Securities and Exchange Commission) including a complete loss of such investment. In addition, he is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and has accurately completed the questionnaire attached hereto as Exhibit C. He (i) has no need for liquidity in the investment in the Securities, (ii) is able to bear the substantial economic risk of an investment in the Securities for an indefinite period and (iii) could afford the complete loss of his investment in the Securities.

(b) Investment. He is acquiring the Securities for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. He has not offered or sold any portion of the Securities to be acquired by him and has no present intention of reselling or otherwise disposing of any portion of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance. He understands that the Securities to be purchased have not been registered under the Securities Act or qualified under applicable blue sky or other state securities laws by reason of specific exemptions from the registration provisions of the Securities Act and the qualification provisions of applicable blue sky and other state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of his representations as expressed herein. He understands that no Federal or state agency has passed upon the Securities or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Securities. He acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. He is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of Securities purchased in a private placement subject to the satisfaction of certain conditions. In acquiring the Securities, he is acting on his own behalf and is not acting together with any other person or entity for the purpose of acquiring, holding, voting or disposing of the Securities within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended. Unless he has otherwise notified Syntroleum in writing, he is not a broker or dealer of securities, nor is he the beneficial owner of 5% or more of the outstanding shares of Syntroleum’s common stock. He has not prior to the date hereof directly or indirectly, through related parties, affiliates or otherwise (a) sold “short” or “short against the box” (as those terms are generally understood) any equity security of Syntroleum; or (b) otherwise engaged in any transaction which involves hedging of its position in, or reducing of its economic exposure to, the securities of Syntroleum.

(c) Access to Data. He has read carefully and understands this agreement and has consulted with his own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for him. He has received a copy of the Syntroleum’s filings with the Securities and Exchange Commission since January 1, 2003. He has had an opportunity to discuss Syntroleum’s business, management and

Exhibit 10.50

financial affairs with its management and has had the opportunity to review Syntroleum’s facilities. He also has had opportunity to ask questions of officers of Syntroleum.

This agreement is intended for the sole and exclusive benefit of Syntroleum, Consultant and Mr. Ghandour. The Parties may amend this agreement in the future pursuant to a written amendment executed by both Parties. The Parties agree to execute such ancillary documents as are necessary to effectuate the purposes of this agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

If the above is consistent with our understanding of the agreement between Syntroleum, Consultant and Mr. Ghandour, please sign below and return to the undersigned.

This Amendment is executed as of February 2, 2004.

TI CAPITAL MANAGEMENT 9200 Sunset Blvd – Penthouse 2 Los Angeles, CA 90069		SYNTROLEUM CORPORATION 4322 South 49th West Avenue Tulsa, OK 74107

By:		By:

	Ziad Ghandour Individually and as Principal of TI Capital Management		John B. Holmes, Jr. President and COO

Date:	Date:

Exhibit 10.50

EXHIBIT C

INVESTOR QUESTIONNAIRE

Mr. Ziad Ghandour

Mr. Ziad Ghandour represents and warrants that he comes within each category marked below, and that for any category marked, he has truthfully set forth the factual basis or reason he comes within that category. The undersigned agrees to furnish any additional information that Syntroleum deems necessary in order to verify the answers set forth below.

_(a)	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with its spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

_(b)	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with their spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and loses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

_(c)	The undersigned is a director or executive officer of Syntroleum.

_(d)	The undersigned is a bank; a savings and loan association, insurance company, registered investment company; registered business development company; licensed small business investment (“SBIC”); and employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or is a self directed plan with investment decisions made solely by persons that are accredited investors.

Exhibit 10.50

(describe entity)

_(e)	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940;

(describe entity)

_(f)	The undersigned is a corporation, partnership, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000;

(describe entity)

_(g)	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii).

_(h)	the undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

(describe entity)

THE UNDERSIGNED IS INFORMED OF THE SIGNIFICANCE TO YOU OF THE FOREGOING REPRESENTATIONS, AND THEY ARE MADE WITH THE INTENTION THAT YOU WILL RELY ON THEM.

Exhibit 10.50

B.	MANNER IN WHICH TITLE TO BE HELD (check one)

1.	Individual Ownership
2.	Community Property
3.	Joint Tenant with Right of Survivorship (both parties must sign)
4.	Partnership
5.	Tenants in Common
6.	Corporation
7.	Trust
8.	Other

C.	NASD AFFILIATION

If the Purchaser is a member of the NASD or an affiliate or associate (within the meaning of the rules of the NASD) of such a member, so indicate below and describe any applicable affiliation or association. If none, so state.

IN WITNESS WHEREOF, the undersigned has executed the Questionnaire on                          , 2004.

Mr. Ziad Ghandour